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                                                             EXHIBIT 24.7


                               POWER OF ATTORNEY

I, George E. Matelich, being a director of GlobeNet Communications Group Limited, a Bermuda company (the "Company"), hereby constitute and appoint Lin Gentemann, or any of the directors for the time being of the Company, and each of them, my true and lawful attorney and agent, to sign, in the capacity indicated below, and file with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act") and with the Registrar of Companies of Bermuda one or more registration statements(s) on Form S-4 relating to the registration of the offering for exchange of the 13% Senior Notes due 2007 of the Company (the "Registration Statement"), with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever that such attorney and agent may deem necessary or desirable, in his or her sole discretion, with any such act or thing being hereby ratified and approved in all respects.

Any person acting on the strength of this Power of Attorney shall be entitled to assume that approval as aforesaid has been validly obtained.

I declare that this Power of Attorney shall be governed by and construed in all respects in accordance with the laws of Bermuda.

IN WITNESS WHEREOF I have this 30/th/ day of August 1999 set my hand and seal.

SIGNED, SEALED and DELIVERED      )
by the said George E. Matelich    )
            ------------------
in the presence of:               )
  Bernadette Somerville                         /s/ George E Matelich
                                                ---------------------
     BERNADETTE SOMERVILLE                          George E Matelich
   Notary Public, State of New York
       No. 03-4953361
     Qualified in Bronx County
  Certificate Filed in New York County
    Commission Expires 7/10/00